Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

City Office REIT, Inc.:

We consent to the incorporation by reference in the following registration statements (No. 333-218419) on Form S-3 and (No. 333-195703) on Form S-8 of City Office REIT, Inc. of our report dated March 1, 2018, with respect to the consolidated balance sheets of City Office REIT, Inc. as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule III (collectively, the “consolidated financial statements”), which report appears in the December 31, 2017 annual report on Form 10-K of City Office REIT, Inc.

Our report refers to the adoption of Accounting Standards Update 2017-01, which resulted in the Company prospectively changing its method of accounting for real estate acquisitions.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

March 1, 2018